Exhibit 10.2

CONFIDENTIAL

SUPERIOR GROUP OF COMPANIES, INC.

NON-QUALIFIED STOCK OPTION GRANT FOR OUTSIDE DIRECTORS

THIS NON-QUALIFIED STOCK OPTION, dated _______________________, is granted by SUPERIOR GROUP OF COMPANIES, INC., a Florida corporation (the “Company”), to [NAME] (the “Director”) pursuant to the Superior Group of Companies, Inc. 2022 Equity Incentive and Awards Plan (the “Plan”).

WHEREAS, the Company believes it to be in the best interests of the Company, its subsidiaries and its shareholders for its directors, officers and other key employees to obtain or increase their stock ownership interest in the Company in order that they will have a greater incentive to work for and manage the Company’s affairs in such a way that its shares may become more valuable; and

WHEREAS, the Director is a non-employee director of the Company and is eligible to receive an option grant under Section 5(b) of the Plan;

NOW, THEREFORE, in consideration of the premises and of the services to be performed by the Director, the Company hereby grants this stock option to the Director on the terms and conditions specified in this Agreement.

1.    OPTION GRANT

Subject to the terms of this Agreement and the Plan, the Company grants to the Director an option to purchase a total of ________ shares of Common Stock of the Company at a price of $________ per share. This option is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2.    TIME OF EXERCISE

The Director may exercise this option during the period that begins on the date that is [two years] from the date of this Agreement and ends on the earliest to occur of:

(a)

Six (6) months after the date the Director ceases to serve as a director of the Company for any reason other than death if the Director, at the time the Director ceases to serve as a director of the Company, is under age 65 and has not completed six years of service as a director, provided that, if the Director dies within such six (6) month period, this option remains exercisable until twelve (12) months after such death (subject to Section 2(d) hereof);

(b)

Three (3) years after the date the Director ceases to serve as a director of the Company for any reason other than death if the Director, at the time the Director ceases to serve as a director of the Company, is at least age 65 or has completed six years of service as a director, provided that, if the Director dies within such three (3) year period, this option remains exercisable until twelve (12) months after such death (subject to Section 2(d) hereof);

(c)	Twelve (12) months after the date the Director ceases to serve as a director of the Company as a result of death; or

(d)	Ten (10) years from the date of this Agreement.

For purposes of this paragraph 2, this option shall terminate, without notice to the Director, at 11:59 PM (Eastern Time) on the applicable date described above.

If the Director dies as contemplated in Sections 2(a) – 2(c) above, this option shall continue to be subject to the same terms and conditions as were applicable immediately prior to the Director’s death, provided that for purposes of this Agreement, where context requires, the term “Director” as used in this Agreement shall be deemed to refer to the person(s) who has(ve) the right to exercise this option after the Director’s death. In such an event, neither the Committee nor the Company will be liable for any losses resulting from such exercise or, if applicable, from the disposition of shares acquired upon such exercise. The Company disclaims any obligation to provide notice to any person who has the right to exercise this option of circumstances triggering termination of the option.

3.    METHOD OF EXERCISE

(a)	The Director may exercise this option in whole or in part only during the period specified in paragraph 2.

(b)

This option may be exercised by delivering a written notice of option exercise to the Company’s Corporate Secretary, accompanied by payment of the purchase price, and such other documents or representations as the Company may reasonably request to comply with securities, tax or other laws then applicable to the exercise of the option. Delivery may be made in person, by nationally-recognized delivery service that guarantees overnight delivery, or by facsimile. A notice of option exercise that the Corporate Secretary receives after 11:59 P.M. (Eastern Time) on the date of termination (as provided in paragraph 2) shall be null and void.

(c)	The Director may pay the purchase price in one or more of the following forms:

(i)    a check payable to the order of or other acceptable form of payment to the Company for the purchase price of the shares being purchased; or

(ii)    delivery of shares of Common Stock (including by attestation) that the Optionee has owned for at least six (6) months and that have a Fair Market Value (determined on the date of delivery) equal to the purchase price of the shares being purchased; or

(iii)    delivery (including by facsimile) to the Company’s Corporate Secretary, of an executed irrevocable option exercise form together with irrevocable instructions, in a form acceptable to the Company, to a broker-dealer to sell or margin a sufficient portion of the shares of Common Stock issuable upon exercise of this option and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price.

4.    OPTION AS COLLATERAL

The Director may not assign or mortgage this option, or pledge this option as any type of security or collateral. Any attempted assignment, mortgage or pledge of this option in violation of this paragraph 4 will be null and void and have no legal effect.

5.    NON-TRANSFERABILITY; DEATH

(a)

Except as provided in paragraph 5(b) or (c), or as the Committee otherwise provides, the Director may not transfer this option other than by will or the laws of descent and distribution and only the Director may exercise this option during his or her lifetime. However, if the Committee determines that the Director is unable to exercise this option as a result of incapacity or disability, then the Committee may permit the Director’s guardian or other legal representative to exercise this option on behalf of the Director. In such an event, neither the Committee nor the Company will be liable for any losses resulting from such exercise or from the disposition of shares acquired upon such exercise.

(b)

The Director may designate one or more beneficiaries (on a form provided by the Committee) to exercise this option after the Director’s death. If the Director dies while this option is outstanding, then the Director’s designated beneficiary(ies) (if then living), or if no beneficiary has been designated or fails to survive the Director, the Director’s estate or the person to whom this option passes by will or the laws of descent and distribution, may exercise this option in the manner described in paragraph 3, but only within a period of (i) twelve (12) months after the date of the Director’s death or (ii) ten (10) years from the date of this Agreement, whichever period is shorter.

(c)

The Director may transfer this option to (i) his or her spouse, children or grandchildren (“Immediate Family Members”); (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; or (iii) a partnership in which such Immediate Family Members are the only partners. The transfer will be effective only if the Director receives no consideration for such transfer, and the Director provides written notice of the transfer to the Company. Subsequent transfers of the transferred option are prohibited except transfers to those persons or entities to which the Director could have transferred this option or transfers otherwise in accordance with this paragraph 5.

(d)

Following any transfer (whether voluntarily or pursuant to will or the laws of descent and distribution) under this paragraph 5, this option shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, provided that for purposes of this Agreement, where the context requires, the term “Director” as used in this Agreement shall be deemed to refer to the transferee. The Company disclaims any obligation to provide notice to any person who has the right to exercise this option of circumstances triggering termination of this option.

6.    REGISTRATION

If the Company is advised by its counsel that shares deliverable upon exercise of this option are required to be registered under the Securities Act of 1933 (“Act”) or any applicable state securities laws, or that delivery of the shares must be accompanied or preceded by a prospectus meeting the requirements of that Act or such state securities laws, and such registration has not then occurred or such prospectus has not then been delivered, then the Company will use its best efforts to effect the registration or provide the prospectus within a reasonable time following the Company’s receipt of written notice of option exercise relating to this option, but delivery of shares by the Company may be deferred until the registration is effected or the prospectus is available. The Director shall have no interest in shares covered by this option until certificates for the shares are issued or such shares are issued in book-entry form.

If the shares deliverable upon exercise of this option are not registered upon issuance, they shall bear the following legend, in addition to any other legend deemed necessary or desirable by the Committee:

The transferability of this certificate and the shares of stock represented hereby are subject to federal and state securities laws and, to the extent the issuance of such shares is not registered with the Securities and Exchange Commission on an effective registration statement, such shares are considered “restricted securities” for purposes of Rule 144 under the Securities Act of 1933, as amended, and may not be transferred in the absence of an opinion from counsel to the Company that such transfer does not violate federal securities laws.

7.    ADJUSTMENTS; CHANGE OF CONTROL

Subject to the Committee’s ability to accelerate vesting pursuant to Section 11(c) of the Plan, and subject to the prohibition on repricing in Section 11(e) of the Plan, the number and type of shares subject to this option and the option price may be adjusted, or this option may be assumed, cancelled or otherwise changed, in the event of certain transactions, as provided in Section 13 of the Plan. Upon a change of control, as defined in the Plan, the Director shall have the rights specified in Section 13(d) of the Plan.

8.    AMENDMENT OR MODIFICATION

Except as provided in paragraph 7, no term or provision of this Agreement may be amended, modified or supplemented orally, but only by an instrument in writing signed by the party against which or whom the enforcement of the amendment, modification or supplement is sought; provided, however, that this agreement may be amended, modified, supplemented or cancelled without the Director’s consent in accordance with the terms of the Plan.

9.    LIMITED INTEREST

(a)	The Director has no rights as a shareholder as a result of the grant of the option until this option is exercised, the exercise price is paid, and the shares issued.

(b)

The grant of this option shall not affect in any way the right or power of the Company or any of its subsidiaries to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s or any subsidiary’s capital structure or its business, or any merger, consolidation or business combination of the Company or any subsidiary, or any issuance or modification of any term, condition, or covenant of any bond, debenture, debt, preferred stock or other instrument ahead of or affecting the Common Stock or the rights of the holders of Common Stock, or the dissolution or liquidation of the Company or any subsidiary, or any sale or transfer of all or any part of its assets or business or any other Company or subsidiary act or proceeding, whether of a similar character or otherwise.

10.    GOVERNING LAW; PLAN; REGISTRATION STATEMENT; PLAN PROSPECTUS

This Agreement shall be governed by the internal laws of the state of Florida as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies. Any legal action or proceeding with respect to the Plan or this option may only be brought and determined in a court sitting in the County of Pinellas, or the Federal District Court for the Middle District of Florida sitting in the County of Hillsborough, in the State of Florida. The Company may require that any legal action or proceeding with respect to the Plan or this option be determined in a bench trial.

THE DIRECTOR ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN AND, IF ISSUANCE OF THE SHARES UNDERLYING THE OPTION IS REGISTERED AT THE TIME OF GRANT, OF THE REGISTRATION STATEMENT ON FORM S-8 AND THE CORRESPONDING PLAN PROSPECTUS.

ALL PARTIES ACKNOWLEDGE THAT THIS OPTION IS GRANTED UNDER AND PURSUANT TO THE PLAN, WHICH SHALL GOVERN ALL RIGHTS, INTERESTS, OBLIGATIONS, AND UNDERTAKINGS OF BOTH THE DIRECTOR AND THE COMPANY. ALL CAPITALIZED TERMS NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS ASSIGNED TO SUCH TERMS IN THE PLAN. UNLESS THE PLAN EXPRESSLY PROVIDES OTHERWISE, IN THE EVENT OF A CONFLICT BETWEEN ANY TERM OR PROVISION CONTAINED HEREIN AND A TERM OF PROVISION OF THE PLAN, THE APPLICABLE TERM AND PROVISION OF THE PLAN WILL GOVERN AND PREVAIL.

15.         SEVERABILITY

If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable, or would disqualify this option under any law the Committee deems applicable, then such provision will be construed or deemed amended to conform to the applicable law, or if the Committee determines that the provision cannot be construed or deemed amended without materially altering the intent of this agreement, then the provision will be stricken and the remainder of this Agreement will remain in full force and effect.

16.         COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

[Signature Page Follows]

[SIGNATURE PAGE TO NON-QUALIFIED STOCK OPTION GRANT FOR OUTSIDE DIRECTORS]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Director has executed this Agreement all as of the day and date first above written.

SUPERIOR GROUP OF COMPANIES, INC.

By: ______________________________________

Name:

Title:

______________________________________

Director Signature